UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2018

Legacy Reserves Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38668	82-4919553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall Street, Suite 1800 Midland, Texas		79701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (432) 689-5200

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2018, the Third Amended and Restated Credit Agreement, dated as of April 1, 2014, among Legacy Reserves LP (the “Partnership”), as borrower, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (the “Credit Agreement”), was amended to further tighten certain restrictions relating to cash payments with respect to awards granted in 2018 and prior years under the Partnership’s Amended and Restated Long-Term Incentive Plan, as amended, and Legacy Reserves Inc.’s 2018 Omnibus Incentive Plan.

The foregoing description of the amendment to the Credit Agreement is not complete and is qualified in its entirety by reference to the complete text of the amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On October 31, 2018, Legacy Reserves Inc. (the “Company” or “Legacy”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, except as specifically identified therein as being incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement and Letter Agreement with Paul Horne

Effective March 1, 2019, Paul T. Horne, the Company’s Chief Executive Officer and Chairman of the Board of Directors of the Company (the “Board”) will be retiring from his role as Chief Executive Officer of the Company. Mr. Horne will continue to serve his term as Chairman of the Board.

In connection with Mr. Horne’s retirement, Legacy Reserves Services LLC, a Texas limited liability company (the “Employer”), and the Company have entered into a letter agreement with Mr. Horne (the “Horne Letter Agreement”), which provides for the terms of Mr. Horne’s continued employment as Chief Executive Officer of the Company through March 1, 2019 (the “Retirement Date”). Mr. Horne’s employment will continue through the Retirement Date under the terms of his employment agreement. Following the Retirement Date, Mr. Horne will serve as Chairman of the Board until the next applicable director election and will offer to be nominated as Chairman for successive annual terms for so long as any outstanding equity award remains unvested (the “Director Term”). Pursuant to the Horne Letter Agreement, during the Director Term, Mr. Horne will be entitled to receive a fee equal to an initial annual rate of $120,000, subject to adjustment, and Mr. Horne’s outstanding equity awards will continue to vest for the duration of the Director Term. If Mr. Horne ceases to be a director of the Board by reason of not being elected by stockholders to serve on the Board, Mr. Horne agrees to serve as a consultant to the Company for the duration of the Director Term.

Promotion of James Daniel Westcott

Effective March 1, 2019 (the “Promotion Date”), James Daniel Westcott, President and Chief Financial Officer of the Company, will be promoted to Chief Executive Officer of the Company.

In connection with Mr. Westcott’s promotion to Chief Executive Officer, the Employer and the Company have entered into an Amended and Restated Employment Agreement with Mr. Westcott (the “Westcott Amended Employment Agreement”). Mr. Westcott will retain his position as President and Chief Financial Officer through the Promotion Date. Under the Westcott Amended Employment Agreement, Mr. Westcott’s base salary will increase to $675,000 per year effective as of the Promotion Date. Additionally, following the Promotion Date, Mr. Westcott’s target annual cash incentive compensation will be increased to 110% (50% of which is based on a subjective evaluation and 50% of which is based on objective criteria, each in accordance with Legacy’s executive compensation policy) and Mr. Westcott’s target equity-based incentive compensation will be increased to 400% (60%

of which is based on a subjective evaluation and 40% of which is based on objective criteria, each in accordance with Legacy’s executive compensation policy). The remaining terms of the Westcott Amended Employment Agreement remain the same as under his prior employment agreement.

Promotion of Kyle Hammond

Effective on the Promotion Date, Kyle M. Hammond, Executive Vice President and Chief Operating Officer of the Company, will be promoted to President and Chief Operating Officer of the Company.

In connection with Mr. Hammond’s promotion to President and Chief Operating Officer, the Employer and the Company have entered into an Amended and Restated Employment Agreement with Mr. Hammond (the “Hammond Amended Employment Agreement”). Mr. Hammond will retain his position as Executive Vice President and Chief Operating Officer of the Company through the Promotion Date. Under the Hammond Amended Employment Agreement, Mr. Hammond’s base salary will increase to $500,000 per year effective as of the Promotion Date. Additionally, following the Promotion Date, Mr. Hammond’s target annual cash incentive compensation will be increased to 90% (50% of which is based on a subjective evaluation and 50% of which is based on objective criteria, each in accordance with Legacy’s executive compensation policy). The remaining terms of the Hammond Amended Employment Agreement remain the same as under his prior employment agreement.

Letter Agreement with Dan LeRoy

The Employer and the Company have entered into a letter agreement with Dan LeRoy, Vice President, General Counsel and Secretary of the Company (the “LeRoy Letter Agreement”). The LeRoy Letter Agreement provides for the terms of Mr. LeRoy’s continued employment as Vice President, General Counsel and Secretary of the Company through December 31, 2018 (the “LeRoy Transition Date”) and Mr. LeRoy’s role as Senior Legal Advisor reporting to the General Counsel following the LeRoy Transition Date. Pursuant to the LeRoy Letter Agreement, from the LeRoy Transition Date until December 31, 2019, Mr. LeRoy’s base salary will remain at $235,000 per year and his annual target bonus shall be equal to 75% of his 2018 base salary. In 2019, Mr. LeRoy will be eligible to receive a discretionary equity-based incentive award of at least 150% of his 2018 base salary. Further, upon a termination of Mr. LeRoy’s employment by the Company without “cause” or by Mr. LeRoy for “good reason,” each as defined in the LeRoy Letter Agreement, any outstanding equity awards granted to Mr. LeRoy in 2019 or earlier shall fully vest.

Retirement and Letter Agreement with Kyle McGraw

Effective December 31, 2018, Kyle A. McGraw will be retiring from his position as the Executive Vice President and Chief Development Officer of the Company.

The Employer and the Company have entered into a letter agreement with Mr. McGraw (the “McGraw Letter Agreement”), which provides for the terms of Mr. McGraw’s continued employment as Executive Vice President and Chief Development Officer of the Company through December 31, 2018. Upon retirement, or, if earlier, a termination of employment by the Company without “cause” (as defined in the McGraw Letter Agreement), Mr. McGraw will be entitled to receive a lump sum cash payment equal to $2,133,210.

Promotion of Bert Ferrara and Cory Elliott

Effective January 1, 2019, Albert (“Bert”) E. Ferrara, III will be promoted to General Counsel and Corporate Secretary of the Company. Also effective January 1, 2019, Cory J. Elliot will be promoted to Chief Information Officer of the Company.

The above matters relating to changes in senior management of the Company were approved by the Board on October 25, 2018.

Information about Messrs. Westcott and Hammond, including a biographical summary, information about positions and offices held with the Company, prior compensation arrangements with the Company, and information about business experience, may be found in the Company’s Proxy Statement/Prospectus filed on August 3, 2018.

There is no arrangement or understanding between any of Messrs. Westcott or Hammond and any other person pursuant to which Messrs. Westcott or Hammond were appointed as an executive officer of the Company. There are no family relationships between any of Messrs. Westcott or Hammond and any director or executive officer of the Company, and Messrs. Westcott and Hammond have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing descriptions of the Horne Letter Agreement, Westcott Amended Employment Agreement, Hammond Amended Employment Agreement, LeRoy Letter Agreement, and McGraw Letter Agreement, are qualified by reference to the full text of each such agreement, copies of which are filed herewith as Exhibit 10.2, 10.3, 10.4, 10.5, and 10.6 respectively, and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2018, the Board adopted and approved, effective immediately, the Second Amended and Restated Bylaws of the Company (the “Second Amended and Restated Bylaws”) to, among other things: (i) require that a stockholder who has provided the Board with advance notice of a director nomination or a business proposal keep such notice updated; (ii) require that a person who has been nominated for election as a director by a stockholder provide a written representation and agreement that he or she intends to serve a full term if elected as a director; (iii) expressly provide that the chairman of a stockholder meeting may adjourn any meeting of stockholders for any reason, whether or not there is a quorum present; (iv) allow for meetings of the Board with less than 24 hours’ notice in the case of exigent circumstances; and (v) designate the Court of Chancery of the State of Delaware as the exclusive forum for certain legal actions and proceedings involving the Company.

The Board determined that the adoption of the exclusive forum bylaw is in the best interests of the Company and its stockholders because, among other reasons, it will limit the ability of plaintiffs in certain cases to forum shop, which can result in a court located outside of Delaware interpreting Delaware law, and to litigate in multiple jurisdictions, which can result in conflicting decisions by different courts and significant expense to the Company.

The foregoing description of the Second Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the complete text of the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Legacy Reserves Inc.

10.1	Limited Waiver and Letter Agreement, dated October 31, 2018, by and among Legacy Reserves LP, Wells Fargo Bank, National Association and the other parties thereto.

10.2	Letter Agreement effective, October 31, 2018, between Paul Horne and Legacy Reserves Services LLC and Legacy Reserves Inc.

10.3	Amended and Restated Employment Agreement effective, October 31, 2018, between James Daniel Westcott and Legacy Reserves Services LLC and Legacy Reserves Inc.

10.4	Amended and Restated Employment Agreement effective, October 31, 2018, between Kyle Hammond and Legacy Reserves Services LLC and Legacy Reserves Inc.

10.5	Letter Agreement effective, October 31, 2018, between Dan LeRoy and Legacy Reserves Services LLC and Legacy Reserves Inc.

10.6	Letter Agreement effective, October 31, 2018, between Kyle McGraw and Legacy Reserves Services LLC and Legacy Reserves Inc.

99.1*	Press Release, dated October 31, 2018.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legacy Reserves Inc.

Dated: October 31, 2018	By:	/s/ James Daniel Westcott
	Name: Title:	James Daniel Westcott President and Chief Financial Officer